Exhibit 99.1

COMPANY CONTACTS

Shiv Kapoor

Vice President, Strategic Planning & Investor Relations

702-835-6300

InvestorRelations@sppirx.com

SPECTRUM PHARMACEUTICALS REPORTS RECORD REVENUES AND PROFITS FOR FIRST QUARTER OF 2012

•	Financial Highlights of the Quarter

•	EPS of $0.71 Per Diluted Share Compared to $0.23 Per Diluted Share in the Same Quarter Last Year.

•	Total Revenues of $60 Million Compared to $44 Million in the Same Quarter Last Year.

•	$253 Million in Cash, Investments and Receivables as of March 31, 2012, Compared With $222 Million in December 31, 2011.

•	FUSILEV® Gains Market Share and Grows Revenue

•	Record FUSILEV Revenues of $51 Million Compared to $35 Million in the Same Quarter Last Year.

•	1,263 Accounts Ordered FUSILEV in the First Quarter Compared to 549 Accounts in the Previous Evidencing Strong User Pull Through.

•	Current Trends Indicate Strong Demand Should Continue.

•	Planned Acquisition of Allos Therapeutics Expected to be Accretive to Spectrum in the Fourth Quarter of 2012

•	FOLOTYN®, an Anti-Cancer Agent for the Treatment of Patients With Relapsed or Refractory Peripheral T-cell Lymphoma (PTCL), Achieved U.S. net Sales of $50 Million in 2011.

HENDERSON, Nevada – April 26, 2012 – Spectrum Pharmaceuticals, Inc. (NasdaqGS: SPPI), a biotechnology company with fully integrated commercial and drug development operations with a primary focus in hematology and oncology, today reported financial results for the three month period ended March 31, 2012.

“The first quarter represents an unprecedented milestone in the history of the company, with approximately $46.5 million reported in net profits and a record EPS of $0.71,” said Rajesh C. Shrotriya, MD, Chairman, Chief Executive Officer, and President of Spectrum Pharmaceuticals. “Our earnings were driven by strong pull through of FUSILEV and a judicious management of our operating expenses. I am proud that, while we are preparing to integrate two key acquisitions, we continue to be focused on growing our core business profitably. Fiscal discipline will remain a core part of our strategy, which we believe will continue to serve our shareholders well in the future.”

Three-Month Period Ended March 31, 2012 (All numbers are approximate)

Consolidated revenue of $60 million was comprised of product sales of $57 million and $3 million from licensing fees. This represents a 37% increase from the $44 million in consolidated revenue, including product sales of $41 million, recorded in the three month period ending March 31, 2011.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

GAAP Results

The Company recorded net income of $47 million, or $0.80 per basic and $0.71 per diluted share in the three-month period ended March 31, 2012, compared to a net income of $13 million, or $0.25 per basic and $0.23 per diluted share in the comparable period in 2011. Total research and development expenses were $8.9 million in the quarter, as compared to $5.8 million in the same period in 2011. Selling, general and administrative expenses were $18.3 million in the quarter, compared to $12.8 million in the same period in 2011.

Non-GAAP Results

The Company recorded non-GAAP net income of $26 million, or $0.45 per basic share and $0.40 per diluted share in the three-month period ended March 31, 2012, compared to a net income of $22 million, or $0.43 per basic and $0.40 per diluted share in the comparable period in 2011. Non-GAAP research and development expenses were $7.5 million, as compared to $5.4 million in the same period of 2011. Non-GAAP selling, general and administrative expenses were $14.5 million, as compared to $9.1 million in the same period in 2011.

During the three-month period ended March 31, 2012, net cash provided by operations was approximately $27 million. Cash, equivalents, investments and receivables as of March 31, 2012 aggregated $253 million, as compared to $222 million as of December 31, 2011.

There were approximately 59.5 million shares of common stock issued and outstanding as of March 31, 2012.

Conference Call

Thursday, April 26, 2012 @ 1:30 p.m. Eastern/10:30 a.m. Pacific

Domestic:(877) 837-3910, Conference ID# 72508257

International:(973) 796-5077, Conference ID# 72508257

For interested individuals unable to join the call, a replay will be available from April 26, 2012 @ 4:30 p.m. ET/1:30 p.m. PT through May 9, 2012 until 11:59 p.m. ET/8:59 p.m. PT.

Domestic Replay Dial-In #:	(855) 859-2056, Conference ID# 72508257
International Replay Dial-In #:	(404) 537-3406, Conference ID# 72508257

This conference call will also be webcast. Listeners may access the webcast, which will be available on the investor relations page of Spectrum Pharmaceuticals’ website: www.sppirx.com on April 26, 2012 at 1:30 p.m. Eastern/10:30 a.m. Pacific.

On the conference call, management will review the financial results, provide an update on the Company’s business and discuss expectations for the future.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Key Accomplishments For Early 2012

FUSILEV®

•	Continued revenue and market share growth

•	Strong end-user pull through

•	Expanded manufacturing capacity assures reliable supply to meet increasing demand

ZEVALIN®

•	Entered into an agreement to acquire licensing rights from Bayer Healthcare to market ZEVALIN outside of the US

•	Launched new patient-to-patient educational campaign for ZEVALIN on ZEVALIN.com

•	Publication: ZEVALIN Plus High Dose Chemotherapy (Z-BEAM) Highly Effective in Aggressive Lymphoma; Randomized Study Reported in “CANCER”, the Journal of the American Cancer Society

Planned Allos Therapeutics Acquisition

•	Signed a definitive agreement and commenced a tender offer to acquire all of the outstanding shares of Allos Therapeutics

•	Upfront portion of the transaction valued at up to $206 million on a fully-diluted basis, and approximately $108 million net of Allos’ cash balance at the end of 2011

•	FOLOTYN® marketed for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL); FOLOTYN generated more than $35 million in U.S. net sales in 2010 and $50 million in 2011

•	Acquisition expected to be accretive to Spectrum on a cash basis in the fourth quarter of 2012

Catalysts for remainder of 2012

FUSILEV®

•	Continue to expand market share

•	Initiate additional clinical study to expand indications

ZEVALIN®

•	Initiate enrollment in the “ZEST” clinical study in diffuse large B-cell lymphoma

•	Initiate trial in newly diagnosed follicular non-hodgkin’s lymphoma patients

•	Conduct the “ZAR” trial, a head-to-head study vs. rituximab maintenance in follicular non-hodgkin’s lymphoma in North America

Belinostat

•	Top line data from pivotal trial in relapsed refractory PTCL expected in Q4

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Pipeline

•	Initiate a Phase 2 study for SPI-1620

•	Initiate a Phase 2 study for SPI-2012

•	Initiate a Phase 2 study for Lucanthone in GBM

•	Initiate a Phase I study for SPI-014 (f/k/a Renazorb)

About Spectrum Pharmaceuticals, Inc.

Spectrum Pharmaceuticals, a biotechnology company with a primary focus in oncology and hematology, currently markets two oncology drugs, FUSILEV® (levoleucovorin) for Injection and ZEVALIN® (ibritumomab tiuxetan) Injection for intravenous use. In addition, Spectrum has two drugs, belinostat and apaziquone, in late stage development and a diversified pipeline of novel drug candidates in earlier stages of development. The Company’s strategy is comprised of acquiring, developing and commercializing a broad and diverse pipeline of late-stage clinical and commercial drug products. The Company has aggressive business development and commercial operation teams that support a robust drug development program encompassing clinical development, medical research, regulatory affairs, biostatistics and data management. The Company also leverages the expertise of its worldwide partners to assist in the execution of its strategy. For more information, please visit the Company’s website at www.sppirx.com.

About Allos Therapeutics, Inc.

Allos Therapeutics is a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Allos is currently focused on the development and commercialization of FOLOTYN® (pralatrexate injection), a folate analog metabolic inhibitor. FOLOTYN is approved in the U.S. for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma (PTCL). This indication is based on overall response rate. Clinical benefit such as improvement in progression free survival or overall survival has not been demonstrated. Allos is also developing FOLOTYN in other hematologic malignancies and solid tumors. Allos is headquartered in Westminster, Colorado. For more information, please visit Allos’ website at www.allos.com.

About FUSILEV® (levoleucovorin) for injection

FUSILEV, a novel folate analog, is approved as a ready-to-use solution (FUSILEV Injection), and as freeze-dried powder (FUSILEV for Injection). FUSILEV is indicated for use in combination chemotherapy with 5-fluorouracil in the palliative treatment of patients with advanced metastatic colorectal cancer. FUSILEV is also indicated for rescue after high-dose methotrexate therapy in osteosarcoma. FUSILEV is also indicated to diminish the toxicity and counteract the effects of impaired methotrexate elimination and of inadvertent overdosage of folic acid antagonists. FUSILEV, under various trade names, is marketed outside the United States by Pfizer, Sanofi-Aventis, and Takeda.

Important FUSILEV® (levoleucovorin) Safety Considerations

FUSILEV is dosed at one-half the usual dose of racemic d,l-leucovorin. FUSILEV is contraindicated for patients who have had previous allergic reactions attributed to folic acid or folinic acid. Due to calcium content, no more than 16-mL (160-mg) of levoleucovorin solution should be injected intravenously per minute. FUSILEV enhances the toxicity of fluorouracil. Concomitant use of d,l-leucovorin with trimethoprim-sulfamethoxazole for pneumocystis carinii pneumonia in HIV patients was associated with increased rates of treatment failure in a placebo-controlled study. Allergic reactions were reported in patients receiving FUSILEV. Vomiting (38%), stomatitis (38%) and nausea (19%) were reported in patients receiving FUSILEV as rescue after high dose methotrexate therapy. The most common adverse reactions (> 50%) in patients with advanced colorectal cancer receiving FUSILEV in combination with 5-fluorouracil were diarrhea, nausea and stomatitis. FUSILEV may counteract the antiepileptic effect of phenobarbital, phenytoin and primidone, and increase the frequency of seizures in susceptible patients.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Full prescribing information can be found at www.FUSILEV.com.

About ZEVALIN® and the ZEVALIN Therapeutic Regimen

ZEVALIN (ibritumomab tiuxetan) injection for intravenous use, is indicated for the treatment of patients with relapsed or refractory, low-grade or follicular B-cell non-Hodgkin’s lymphoma (NHL). ZEVALIN is also indicated for the treatment of patients with previously untreated follicular non-Hodgkin’s Lymphoma who achieve a partial or complete response to first-line chemotherapy.

ZEVALIN is a CD20-directed radiotherapeutic antibody. The ZEVALIN therapeutic regimen consists of two components: rituximab, and Yttrium-90 (Y-90) radiolabeled ZEVALIN for therapy. ZEVALIN builds on the combined effect of a targeted biologic monoclonal antibody augmented with the therapeutic effects of a beta-emitting radioisotope.

Important ZEVALIN® Safety Information

Deaths have occurred within 24 hours of rituximab infusion, an essential component of the ZEVALIN therapeutic regimen. These fatalities were associated with hypoxia, pulmonary infiltrates, acute respiratory distress syndrome, myocardial infarction, ventricular fibrillation, or cardiogenic shock. Most (80%) fatalities occurred with the first rituximab infusion. ZEVALIN administration can result in severe and prolonged cytopenias in most patients. Severe cutaneous and mucocutaneous reactions, some fatal, can occur with the ZEVALIN therapeutic regimen.

Please see full Prescribing Information, including BOXED WARNINGS, for ZEVALIN and rituximab. Full prescribing information for ZEVALIN can be found at www.ZEVALIN.com.

About FOLOTYN®

FOLOTYN, (pralatrexate injection), a folate analogue metabolic inhibitor, was discovered by Memorial Sloan-Kettering Cancer Center, SRI International and Southern Research Institute and developed by Allos Therapeutics. In September 2009, the U.S. Food and Drug Administration (FDA) granted accelerated approval for FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory PTCL. This indication is based on overall response rate. Clinical benefit such as improvement in progression-free survival or overall survival has not been demonstrated. FOLOTYN has been available to patients in the U.S. since October 2009. An updated analysis of data from PROPEL, the pivotal study of FOLOTYN in patients with relapsed or refractory PTCL, was published in the March 20, 2011 issue of the Journal of Clinical Oncology. FOLOTYN has patent protection through 2017, potentially through July 2022, assuming a five-year patent term extension through the Hatch-Waxman Act. Please see full Prescribing Information for FOLOTYN at www.FOLOTYN.com.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Important FOLOTYN® Safety Information

Warnings and Precautions

FOLOTYN may suppress bone marrow function, manifested by thrombocytopenia, neutropenia, and anemia. Monitor blood counts and omit or modify dose for hematologic toxicities.

Mucositis may occur. If greater-than or equal to Grade 2 mucositis is observed, omit or modify dose. Patients should be instructed to take folic acid and receive vitamin B12 to potentially reduce treatment-related hematological toxicity and mucositis.

Fatal dermatologic reactions may occur. Dermatologic reactions may be progressive and increase in severity with further treatment. Patients with dermatologic reactions should be monitored closely, and if severe, FOLOTYN should be withheld or discontinued. Tumor lysis syndrome may occur. Monitor patients and treat if needed.

FOLOTYN can cause fetal harm. Women should avoid becoming pregnant while being treated with FOLOTYN and pregnant women should be informed of the potential harm to the fetus.

Use caution and monitor patients when administering FOLOTYN to patients with moderate to severe renal function impairment.

Elevated liver function test abnormalities may occur and require monitoring. If liver function test abnormalities are greater-than or equal to Grade 3, omit or modify dose.

Adverse Reactions

The most common adverse reactions were mucositis (70%), thrombocytopenia (41%), nausea (40%), and fatigue (36%). The most common serious adverse events are pyrexia, mucositis, sepsis, febrile neutropenia, dehydration, dyspnea, and thrombocytopenia.

Use in Specific Patient Population

Nursing mothers should be advised to discontinue nursing or the drug, taking into consideration the importance of the drug to the mother.

Drug Interactions

Co-administration of drugs subject to renal clearance (e.g., probenecid, NSAIDs, and trimethoprim/sulfamethoxazole) may result in delayed renal clearance.

Please see FOLOTYN® Full Prescribing Information at www.FOLOTYN.com.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

This press release may contain forward-looking statements regarding future events and the future performance of Spectrum Pharmaceuticals and Allos Therapeutics that involve risks and uncertainties that could cause actual results to differ materially. These statements are based on management’s current beliefs and expectations. Such forward-looking statements include statements relating to the ability of the Spectrum Pharmaceuticals and Allos Therapeutics to complete the transactions contemplated by the Agreement and Plan of Merger dated as of April 4, 2012 (the “Merger Agreement”), including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the Merger Agreement, the possibility of any termination of the Merger Agreement, and, if the transaction is completed, the success and strategic fit of the proposed combination of Spectrum Pharmaceuticals and Allos Therapeutics. The forward-looking statements contained in this document are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations because of risks associated with uncertainties as to the timing of the tender offer and the subsequent merger; uncertainties as to how many of Allos’ stockholders will tender their shares of common stock in the tender offer; the risk that competing offers or acquisition proposals will be made; the possibility that various conditions to the consummation of the offer or the merger may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the offer or the merger; and the risk that shareholder litigation in connection with the tender offer or the merger may result in significant costs of defense, indemnification and liability. The success and strategic fit of the combined entities will depend on Spectrum Pharmaceuticals’ and Allos Therapeutics’ ability to identify, acquire, develop and commercialize a broad and diverse pipeline of late-stage clinical and commercial products, and to leverage the expertise of partners and employees around the world to assist us in the execution of our combined strategy.

Additional risks that could cause actual results to differ include, with respect to Spectrum Pharmaceuticals, the possibility that existing and new drug candidates may not prove safe or effective, the possibility that our existing and new applications to the FDA or other regulatory agencies may not receive approval in a timely manner or at all, the possibility that existing and new drug candidates, if approved, may not be more effective, safer or more cost efficient than competing drugs, the possibility that efforts to acquire or in-license and develop additional drug candidates may fail, Spectrum Pharmaceuticals’ lack of sustained revenue history, Spectrum Pharmaceuticals’ limited marketing experience, Spectrum Pharmaceuticals’ dependence on third parties for clinical trials, manufacturing, distribution and quality control and other risks that are described in further detail in the Spectrum Pharmaceuticals’ reports filed with the Securities and Exchange Commission, and with respect to Allos Therapeutics, uncertainties pertaining to the business of Allos Therapeutics, including those set forth in Allos Therapeutics’ reports filed with the Securities and Exchange Commission. Neither Spectrum Pharmaceuticals nor Allos Therapeutics plan to update any such forward-looking statements and expressly disclaim any duty to update the information contained in this press release except as required by law.

The tender offer described herein commenced on April 13, 2012. This press release is neither an offer to purchase nor a solicitation of an offer to sell securities. Spectrum Pharmaceuticals caused its subsidiary, Sapphire Acquisition Sub, Inc., to file a tender offer statement on Schedule TO with the Securities and Exchange Commission. Investors and Allos stockholders are strongly advised, prior to making any decisions with respect to whether to tender their shares of Allos into the tender offer or, if necessary, vote their shares in favor of the adoption of the Merger Agreement, to read carefully the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement on Schedule 14D-9, and if applicable, a proxy statement regarding the merger, that Allos filed with the Securities and Exchange Commission, and any amendments to the foregoing, because they contain and will contain important information about the tender offer and the merger. These documents are and will be available at no charge on the Securities and Exchange Commission’s website at www.sec.gov. In addition, a copy of the tender offer statement will be made available free of charge to all stockholders of Allos who direct a request to Spectrum at www.sppirx.com, and a copy of the tender offer statement and the solicitation/recommendation statement will be made available free of charge to all stockholders of Allos Therapeutics, Inc. at www.allos.com or by contacting Allos Therapeutics Inc. at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020 (303) 426-6262.

SPECTRUM PHARMACEUTICALS, INC®, ZEVALIN®, and FUSILEV® are registered trademarks of Spectrum Pharmaceuticals, Inc. REDEFINING CANCER CARE™ and the Spectrum Pharmaceutical logos are trademarks owned by Spectrum Pharmaceuticals, Inc. Allos Therapeutics, Inc.® and FOLOTYN® are registered trademarks of Allos Therapeutics, Inc.

© 2012 Spectrum Pharmaceuticals, Inc. All Rights Reserved.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Non-GAAP Financial Measures

The non-GAAP financial measures contained herein are a supplement to the corresponding financial measures prepared in accordance with generally accepted accounting principles (GAAP). The non-GAAP financial measures presented exclude the items summarized in the below table. Management believes that adjustments for these items assist investors in making comparisons of period-to-period operating results and that these items are not indicative of the Company’s on-going core operating performance.

Management uses non-GAAP net income (loss) in its evaluation of the Company’s core after-tax results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Management believes that providing these non-GAAP financial measures allows investors to view the Company’s financial results in the way that management views the financial results.

The non-GAAP financial measures presented herein have certain limitations in that they do not reflect all of the costs associated with the operations of the Company’s business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. The non-GAAP financial measures presented by the Company may be different from the non-GAAP financial measures used by other companies.

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

Consolidated Statements of Income and Reconciliation of Non-GAAP Adjustments

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended March 31, 2012				Three Months Ended March 31, 2011
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues:
Product sales, net	$56,784	$—		$56,784	$40,523	$—		$40,523
License and contract revenue	3,075	—		3,075	3,075	—		3,075

Total revenues	$59,859	$—		$59,859	$43,598	$—		$43,598

Operating costs and expenses:
Cost of product sales (excludes amortization of purchased intangible assets)	8,673			8,673	6,580	—		6,580
Selling, general and administrative	18,262	(2,624	)(1)
		(272	)(5)
		(830	)(4)	14,536	12,751	(3,660	)(1)	9,091
Research and development	8,891	(391	)(1)
		(1,000	)(3)	7,500	5,830	(404	)(1)	5,426
Amortization of purchased intangibles	930	—		930	930	—		930

Total operating costs and expenses	36,756	(5,117)		31,639	26,091	(4,064)		22,027

Income from operations	23,103	5,117		28,220	17,507	4,064		21,571
Change in fair value of common stock warrant liability	—	—		—	(5,250)	5,250	(2)	—
Other income, net	138	—		138	520	—		520

Income before provision for income taxes	23,241	5,117		28,358	12,777	9,314		22,091
Benefit (provision) for income taxes	23,301	(25,609)		(2,308)	—	—		—

Net income	$46,542	$(20,492	)(6)	$26,050	$12,777	$9,314		$22,091

Net income per share:
Basic	$0.80			$0.45	$0.25			$0.43

Diluted	$0.71			$0.40	$0.23			$0.40

Weighted average shares outstanding:
Basic	58,464,059			58,464,059	51,297,523			51,297,523

Diluted	65,258,510			65,258,510	55,529,536			55,529,536

(1)	Adjustment for stock-based compensation expense recognized in the period
(2)	Add back the change in fair value of common stock warrant liability
(3)	Add back non-recurring payment related to co-development agreement
(4)	Add back the legal and professional fees related to the Allos tender offer and the Bayer agreement licensing rights to market Zevalin outside the U.S.
(5)	Add back non-recurring costs associated with a reduction in staff
(6)	Adjustment for benefit of deferred tax valuation account offset by current taxes

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI

SPECTRUM PHARMACEUTICALS, INC. AND SUBSIDIARIES

SUMMARY CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	March 31, 2012	December 31, 2011
Cash and equivalents	149,373	121,202
Marketable securities	36,951	40,060
Accounts receivable, net	55,380	51,703
Inventories, net	8,859	10,762
Prepaid expenses and other current assets	2,303	2,074
Deferred tax asset	10,000	—

Total current assets	262,866	225,801
Investments	10,863	9,283
Property and equipment, net	2,528	2,681
Intangible assets, net	40,231	41,654
Deferred tax asset	15,038	—
Other assets	2,355	1,361

Total Assets	$333,881	$280,780

Current liabilities	$82,695	$78,537
Deferred revenue and other credits – less current portion	11,268	14,029
Other long-term liabilities	467	307

Total liabilities	94,430	92,873
Total stockholders’ equity	239,451	187,907

Total liabilities and stockholders’ equity	$333,881	$280,780

11500 S. Eastern Ave., Ste. 240 • Henderson, Nevada 89052 • Tel: 702-835-6300 • Fax: 702-260-7405 • www.sppirx.com • NASDAQ: SPPI